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                                                                Exhibit 10.02


                                   RESOLUTION


 Re:  First Amendment to the EMC Retirement Plan and EMC Employee Stock
       Ownership Plan as Restated December 1, 1994


  WHEREAS, Education Management Corporation (the "Employer") amended and restated the Education Management Corporation Retirement Plan (the "401(k) Plan") and Education Management Corporation Employee Stock Ownership Plan (the "ESOP") on December 1, 1994 to comply with the Tax Reform Act of 1986 and subsequent laws and regulations; and

  WHEREAS, for each plan the Employer thereafter timely submitted to the Internal Revenue Service an application for determination with respect to the qualification of each plan and its accompanying trust under sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, in considering those applications, the Internal Revenue Service has noted the same typographical error in section 12.05 of the 401(k) Plan and section 13.05 of the ESOP (which is erroneously numbered 12.05); and

  WHEREAS, the Employer has also become aware of a discrepancy between a lawful administrative practice and the terms of the plans with regard to crediting hours of service; and

  WHEREAS, the Employer has reserved to itself the authority to amend each Plan and wishes to exercise that authority to correct these problems.

  NOW, THEREFORE, IT IS RESOLVED, that the 401(k) Plan and ESOP are amended as follows, effective as though included in the restatement of each Plan on December 1, 1994:

  1. The ESOP is amended by re-numbering the fifth section of Article XIII (Top-Heavy Plan Provisions) as section 13.05, rather than 12.05.

  2. Section 12.05 of the 401(k) Plan and section 13.05 of the ESOP are amended by replacing the word "415(b)(1) (B)" with the word "415(b)(1)(A)."

  3. Section 1.28(b) of the 401(k) Plan and section 2.28(b) of the ESOP are amended by replacing the first sentence thereof with the following new sentence:


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        In recognition of the required preparation for classroom time, any part-time faculty Employee shall be credited with one and eighty-eight hundredths (1.88) Hours of Service equivalency for each one (1) hour for which the Employee is paid or entitled to payment for the performance of duties (including hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer to the extent that such award or agreement is intended to compensate the Employee for periods during which the employee would have been engaged in the performance of duties for the Employer).

Mr. Steinberg then described to the Board of Directors the background of a proposed Second Amendment to the Corporation's Employee Stock Ownership Plan. As proposed, the Second Amendment would permit employees transferred to AIPX and AIIL to enjoy full allocations to their ESOP account. But for this Amendment, the service of those employees at the Phoenix and Illinois schools would not be counted towards sharing in allocations under the ESOP. Upon motion by Mr. Sanford, seconded by Mrs. Drucker, the Board of Directors unanimously approved the following resolution:


                                   RESOLUTION

  Re: Second Amendment to the EMC Employee Stock Ownership Plan as Restated December 1, 1994


  WHEREAS, Education Management Corporation (the "Employer") amended and restated the Education Management Corporation Employee Stock Ownership Plan (the "ESOP") on December 1, 1994 to comply with the Tax Reform Act of 1986 and subsequent laws and regulations; and

  WHEREAS, the Employer thereafter adopted the First Amendment for the purpose of obtaining a favorable determination letter from the Internal Revenue Service with respect to the qualification of the ESOP and its accompanying trust under sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, the Employer has recently acquired or opened schools in Phoenix, Arizona, and Chicago, Illinois, which are separate corporate entities; and

  WHEREAS, given the limited time frame of the ESOP, it has been decided that the new schools in Phoenix and Chicago will not become participating employers under the ESOP; and
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  WHEREAS, by reason of transfers, a few participants in the ESOP (who are employees of employers that participate under the ESOP) are expected to have significant compensation from the Phoenix and Chicago schools which, but for an amendment of the ESOP, would not be counted toward sharing in allocations under the ESOP; and

  WHEREAS, the Employer desires that current Participants in the ESOP who receive compensation from the Phoenix and Chicago schools remain eligible for allocations based on their combined compensation from all employers which are members of the controlled group, including those (Phoenix and Chicago) that do not participate in the ESOP; and

  WHEREAS, the composition of the group of transferred employees shows that there would be no prohibited discrimination in favor of highly compensated employees in amending the ESOP to provide that transferred Participants remain eligible for allocations based on total compensation from all members of the controlled group; and

  WHEREAS, this Second Amendment is conditional upon its not adversely affecting the qualification of the ESOP under section 401(a) of the Code or its accompanying trust under section 501(a) of the Code.

  NOW, THEREFORE, IT IS RESOLVED, that effective January 1, 1996, section 6.02(b) of the ESOP is amended by adding at the end thereof the following new sentence:

  For the purpose of the fraction set forth in this subsection, compensation received from an Affiliate that has not adopted the Plan shall nevertheless be considered Compensation to the extent that it otherwise meets the definition of Compensation.